Exhibit 16




                   [LETTERHEAD OF LAZAR, LEVINE & COMPANY LLP]

                                  August 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Madam or Sir:

We were previously the principal auditors for The Western Systems Corp. (the "Company"), and under date of March 12, 1997, we reported on the consolidated financial statements of the Company and its subsidiary as of and for the years ended December 31, 1996 and 1995.

Effective July 29, 1997, our appointment as principal auditors was terminated. We have read the Company's statements included in Item 4 of its Form 8-K/A dated August 11, 1997, and we agree with such statements.

                                               Very truly yours,

                                               /s/ LAZAR, LEVINE & COMPANY LLP


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